Document File Name: PUTNAM NEW YORK INVESTMENT GRADE MUNICIPAL TRUST POS AMI


       As Filed with the Securities and Exchange Commission on June 22, 2001
                  Investment Company Act File No. 811-7274

                    SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                              FORM N-2
                       REGISTRATION STATEMENT
                 UNDER THE INVESTMENT COMPANY ACT OF 1940                [X]
                            Amendment No. 5                              [X]
                   (Check appropriate box or boxes.)

           PUTNAM NEW YORK INVESTMENT GRADE MUNICIPAL TRUST
          (Exact name of registrant as specified in charter)

          One Post Office Square, Boston, Massachusetts 02109
          (Address of Principal Executive Offices) (Zip Code)
                         (617) 292-1000
         (Registrant's Telephone Number, including Area Code)

                        JOHN R. VERANI
         Putnam New York Investment Grade Municipal Trust
                   One Post Office Square
                 Boston, Massachusetts 02109
            (Name and Address of Agent for Service)

                          Copies to:
                   JOHN W. GERSTMAYR, Esquire
                        ROPES & GRAY
                  One International Place
                      Boston, MA 02110


PART C
ITEM 23.  EXHIBITS

Amendment to the Registrant's Bylaws, adopted as of March 9, 2001 by the Registrant's Board of Trustees, is filed herewith as Exhibit 2(b).


SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this amendment to its registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Massachusetts on the 20th day of June, 2001.

                             PUTNAM NEW YORK INVESTMENT GRADE MUNICIPAL TRUST

                             By: Gordon H. Silver
                             ---------------------
                                 Vice President



EXHIBIT INDEX

Exhibit No.                            Description
------------                           ------------
2(b)                                   Amendment to Registrant's Bylaws
                                       adopted as of March 9, 2001